Exhibit 99.1

    NETSCOUT SYSTEMS REPORTS FOURTH QUARTER & YEAR-END FINANCIAL RESULTS FOR
                                   FISCAL 2005

                  Strong FY '05 Revenue, Up 19% Year-over-Year

              Strong FY '05 Product Revenue, Up 24% Year-over-Year

                    FY '05 Net Profit of $2.9M - EPS of $0.09

    WESTFORD, Mass., May 4 /PRNewswire-FirstCall/ -- NetScout Systems, Inc. (Nasdaq: NTCT), a leading provider of network performance management solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2005.

    Revenue for the fourth quarter of fiscal year 2005 was $22.6 million, compared to revenue of $22.0 million in the previous quarter and revenue of $19.5 million in the fourth quarter of fiscal year 2004. Net profit for the quarter was $610,000, or $0.02 per diluted share, compared to net profit of $906,000, or $0.03 per diluted share, for the previous quarter and compared to a net loss of $177,000, or ($0.01) per basic and diluted share, in the fourth quarter of fiscal year 2004.

    For the fiscal year ended March 31, 2005, NetScout reported revenue of $85.2 million, an increase of 19% over revenue of $71.5 million for the fiscal year ended March 31, 2004. The net profit for the fiscal year ended March 31, 2005 was $2.9 million, or $0.09 per diluted share, compared to a net loss of $545,000, or ($0.02) per basic and diluted share, for the prior fiscal year.

    "Overall, fiscal year 2005 was a banner year for NetScout in many areas," said Anil Singhal, President and CEO of NetScout Systems. "We delivered solid financial fundamentals with 19% revenue growth and significantly improved profitability. We also saw the highest rate of new product introductions in the history of the company thus forming a foundation for strong product revenue growth going forward. In the coming year we will continue to improve our go-to-market execution, strengthening our channel relationships, launching new marketing programs aimed at growing our market share and leveraging our recently announced products. In addition, we expect that our newly acquired technology from Quantiva will start contributing positively towards the end of the year."

    Guidance:

    For the first quarter of fiscal year 2006, the Company expects revenue to be in the range of $23 million to $24 million and net income per diluted share to be in the range of $0.02 to $0.03. The Company expects 15-20% revenue growth for fiscal year 2006 and to reach 10% operating margin in the fourth quarter.

    Financial Highlights for the Fourth Quarter:

     * Total revenue increased 3% sequentially and increased 16% from the fourth quarter of fiscal year 2004. Product revenue increased 8% sequentially and increased 22% from the fourth quarter of fiscal year 2004. Service revenue decreased 6% sequentially and increased 7% from the fourth quarter of fiscal year 2004. Royalty revenue increased 9% sequentially and decreased 3% from the fourth quarter of fiscal year 2004.

     * Gross margin was 74% of total revenue, down 3 points sequentially and down 2 points compared to the fourth quarter of fiscal year 2004.

     * Cash flow from operations was positive.

     * Cash and short and long-term marketable securities increased by $4.5 million to $83.9 million in the fourth quarter and increased by $8.4 million year-over-year.

     * 26 new customers were added worldwide.

     * 278 customers made repeat purchases.

     * 60 customers placed orders over $100,000.

     * Direct sales represented 48% of total revenue; indirect sales to resellers represented 52% of total revenue.

     * International business comprised approximately 16% of total revenue.

    Product and Company Highlights for the Fourth Quarter:

     * NetScout is pleased to announce that in the fourth quarter, SBC Services, Inc., a subsidiary of SBC Communications Inc., selected NetScout's nGenius(R) Performance Management System as a toolset that will be utilized in its consulting services business. NetScout's nGenius Solution will be utilized to facilitate advanced network consulting services performed by the SBC companies. Earlier in the year, NetScout signed a Reseller Agreement with SBC to offer NetScout products to large enterprises.

     * NetScout announced the acquisition of the business and assets of privately held Quantiva Inc., a provider of automated analytics solutions for application performance management. The purchase price totaled approximately $9.3 million in cash. Quantiva's unique analytics will further solidify NetScout's strategic direction toward automated performance management, an automated system for identifying and diagnosing performance anomalies before they affect end users.

     * NetScout announced that its nGenius(R) Performance Management System has completed network testing by the U.S. Defense Information Systems Agency
       (DISA) Joint Interoperability Test Command (JITC). This successful interoperability testing by JITC enables NetScout products to be considered in a wide-ranging set of U.S. defense industry applications.

     * NetScout received the NorthFace ScoreBoard(R) award for excellence in customer satisfaction by the Omega Management Group Corp. NetScout qualified for the award by scoring consistently high customer satisfaction levels as measured by Omega surveys throughout 2004.

     * NetScout expanded its sales channels in Asia by signing a new reseller agreement with Shenzhen Netsky Co., Ltd., a provider of computer networking solutions and system integration with a strong presence in South China.

     * NetScout saw increased business within its telecommunications segment coming from wireless service providers, representing 17% of order volume up from 8% in the third quarter.

    Fiscal Year 2005 in Review:

     * NetScout announced a multi-tiered channel partner program with added incentives and increased support, including training, technical support, marketing resources and sales promotions. The success of this program has already been evidenced by the expansion of business with our premier partners such as Northrop Grumman. In addition, NetScout added 65 new partners to its channel partner program, including Siemens Business Services and a number of alliances in Asia: Shenzhen Netsky, Co, Ltd. (China), Transition Systems (Southeast Asia) and Shanghai Posts & Telecommunications Equipment Co., Ltd. (China).

     * NetScout joined the Citrix(R) Alliance Partner program as a Premier member and was a sponsor of the Citrix iForum(TM) 2004.

     * Customer implementations of nGenius(R) during the year include: Aqua America, Bank North, Consumers Energy, Chunghwa Telecom (Taiwan), Drummond Company, Financial Partners, Hamburger Sparkasse (Germany), Kaiser Permanente, Lowes, Sony Electronics, Shin Kong Life (Taiwan), and the United States Special Operations Command.

    During the year NetScout announced the largest number of new products in the history of the company including an important new technology initiative called High Definition Performance Management (HDPM).

     * HDPM significantly expands performance information detail and granularity, extending the functionality of the nGenius Performance Management System with increased visibility into the activity and usage of web services and other complex and multi-layered applications, including more accurate metrics for application and network traffic data at shorter intervals and enhanced reporting of user and application utilization.

     * nGenius(R) Flow Recorder, a Linux-based appliance providing continuous recording of network traffic for audit trails and forensic analyses, including anomaly detection, session replay and long-interval detailed troubleshooting.

     * nGenius(R) Flow Collector, a new appliance used in combination with nGenius Performance Manager for dedicated, high-volume collection and analysis of NetFlow conversation records drawn from network infrastructure devices.

     * nGenius(R) Integrator for Cisco Network Analysis Modules (NAMs), a migration solution for customers using NetScout's legacy nGenius(R) Real Time Monitor.

     * nGenius(R) Trace Analyzer Integrator, a new software module that allows nGenius Performance Manager and nGenius Probes to interoperate with Network Associates'(R) Sniffer products as well as other third party trace analysis products.

     * Enhancements to the nGenius Performance Management System included new features for monitoring the performance of applications for enterprises using Multiprotocol Label Switching (MPLS) in their wide area networks, and wide area networks using Inverse Multiplexing over ATM (IMA) technology.

     * New probes delivered during the year included the nGenius Eight-Port T1/E1 Probe(R), the market's first high-density probe for monitoring T1/E1 wide area networks and the industry's first multi-port probe for T1/E1 IMA networks.

    CONFERENCE CALL INSTRUCTIONS:

    The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com. Alternatively, people can listen to the call by dialing 877-209-0397 for U.S./Canada and 612-332-1025 for international callers. A replay of the call will be available after 7:00 p.m. ET on May 4 for approximately two weeks. The number for the replay is 800-475-6701 for U.S./Canada and 320-365-3844 for international callers. The access code is 780085.

    About NetScout Systems, Inc.

    NetScout Systems, Inc. (Nasdaq: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

    Safe Harbor:

    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout and the statements concerning the expected effects, synergies and product offerings resulting from the Quantiva acquisition, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's relationships with strategic partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, the effects and challenges related to the Quantiva acquisition, including any integration issues, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, HDPM functionality, the analytic solutions acquired from Quantiva and the implementation of the Company's CDM Technology strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and its quarterly report on Form 10-Q for the quarter ended December 31, 2004 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    NetScout and the NetScout logo, nGenius, and Quantiva are registered trademarks of NetScout Systems, Inc. The CDM logo, MasterCare and the MasterCare logo, are trademarks of NetScout Systems, Inc. Other brands, product names and trademarks are property of their respective owners

    The Company's condensed consolidated statements of operations and balance sheets are attached.

    Contact:
     Catherine Taylor
     Director of Investor Relations
     NetScout Systems, Inc.
     978-614-4286
     IR@netscout.com

                             NetScout Systems, Inc.
                 Condensed Consolidated Statements of Operations
                                 (In thousands)
                                   (Unaudited)

                                                                            Twelve Months
                                              Three Months Ended                Ended
                                                   March 31,                  March 31,
                                           ----------   ----------    ----------   ----------
                                              2005         2004          2005         2004
Revenue:
   Product                                 $   14,337   $   11,746    $   51,352   $   41,442
   Service                                      7,839        7,314        32,124       28,331
   License and royalty                            452          466         1,738        1,761
      Total revenue                            22,628       19,526        85,214       71,534

Cost of revenue:

     Product(1)                                 4,628        3,534        16,251       13,135
     Service                                    1,157        1,111         4,384        4,243
       Total cost of revenue                    5,785        4,645        20,635       17,378

Gross margin                                   16,843       14,881        64,579       54,156

Operating expenses:

   Research and development(2)                  4,232        4,189        16,789       14,704
   Sales and marketing                          9,773        9,725        36,889       34,362
   General and administrative                   2,299        1,772         8,121        6,524
   Amortization of other intangible
    assets                                          -            -             -          272
       Total operating expenses                16,304       15,686        61,799       55,862

Income (Loss) from operations                     539         (805)        2,780       (1,706)
Interest income and other expenses,
 net                                              395          170         1,039          694
Income (loss) before income tax
 expense (benefit)                                934         (635)        3,819       (1,012)
Income tax expense (benefit)                      324         (458)          949         (467)
Net income (loss)                          $      610   $     (177)   $    2,870   $     (545)

Basic net income (loss) per share          $     0.02   $    (0.01)   $     0.09   $    (0.02)
Diluted net income (loss) per share        $     0.02   $    (0.01)   $     0.09   $    (0.02)
Shares used in computing:
     Basic net income (loss) per share         30,686       30,346        30,572       30,155
     Diluted net income (loss) per
      share                                    31,304       30,346        31,521       30,155

(1) Cost of product revenue includes amortization of capitalized software of $166 for the three months ended March 31, 2005 and 2004 and $663 and $442 for the twelve months ended March 31, 2005 and 2004, respectively.

(2) Research and development costs are net of capitalized software development costs of $- and $1,325 for the three and twelve months ended March 31, 2004.

                             NetScout Systems, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                 March 31,     March 31,
                                                   2005          2004
                                                ----------    ----------
Assets
Current assets:
   Cash and cash equivalents                    $   57,070    $   19,011
   Marketable securities                            26,793        50,432
   Accounts receivable, net                         11,886        10,851
   Inventories                                       3,114         3,366
   Refundable income taxes                           1,399         2,102
   Deferred income taxes                             2,356         1,667
   Prepaids and other current assets                 3,003         2,175

      Total current assets                         105,621        89,604

Fixed assets, net                                    6,011         5,415
Capitalized software development
 costs                                                 221           884
Goodwill, net                                       28,839        28,839
Deferred income taxes                                7,586         8,378
Long-term prepaid expense                                9            45
Long-term marketable securities                          -         6,016
        Total assets                            $  148,287    $  139,181

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                             $    2,520    $    1,984
   Accrued compensation                              6,385         4,481
   Accrued other                                     2,976         2,140
   Income tax payable                                    -           490
   Deferred revenue                                 17,680        15,968

      Total current liabilities                     29,561        25,063

Long-term liabilities:
    Long-term deferred revenue                       1,277         1,006

       Total liabilities                            30,838        26,069

Stockholders' equity:
   Common stock                                         35            34
   Additional paid-in capital                      112,286       110,683
   Accumulated other comprehensive
    income                                            (130)            7
   Treasury stock                                  (26,490)      (26,490)
   Retained earnings                                31,748        28,878

      Total stockholders' equity                   117,449       113,112

        Total liabilities and
         stockholders' equity                   $  148,287    $  139,181

SOURCE  NetScout Systems, Inc.
    -0-                             05/04/2005
    /CONTACT: Catherine Taylor, Director of Investor Relations of NetScout Systems, Inc., +1-978-614-4286, IR@netscout.com/
    /Web site:  http://www.netscout.com/

_